UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 26, 2013 (August 23, 2013)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	3

SIGNATURES	4
EX-99.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On August 23, 2013, the Board of Directors (the “Board”) of Republic Services, Inc. (“Republic”) elected retired United States Army General Ann E. Dunwoody, 60, and Tomago Collins, 41, to serve on the Board, effective immediately.
Each of General Dunwoody and Mr. Collins is eligible to receive equity and cash compensation in accordance with Republic's previously adopted compensation arrangements for non-employee directors, including: (1) an annual grant of 7,500 restricted stock units that vest immediately and will be distributed in Republic common stock three years after the grant date, with the grant for 2013 to be prorated to the portion of the year following their election to the Board; and (2) an annual retainer of $80,000. In addition, at the end of any quarter in which dividends are distributed to stockholders, Republic's non-employee directors, including General Dunwoody and Mr. Collins, receive additional restricted stock units with a value (based on the closing price of Republic common stock on the dividend payment date) equal to the value of dividends they would have received on all restricted stock units held by them on the dividend record date.
ITEM 8.01 OTHER EVENTS
On August 26, 2013, Republic issued a press release announcing the election of General Dunwoody and Mr. Collins to the Board. A copy of this press release is incorporated herein by reference as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 26, 2013 announcing the election of General Dunwoody and Mr. Collins.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: August 26, 2013	By:	/s/ Glenn A. Culpepper
Glenn A. Culpepper
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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